UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported): January 19, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752
1-27031	ENTERGY GULF STATES, INC. (a Texas corporation) 350 Pine Street Beaumont, Texas 77701 Telephone (409) 838-6631	74-0662730
1-8474

ENTERGY LOUISIANA HOLDINGS, INC.
(a Texas corporation)
10055 Grogans Mill Road
Parkwood II Building
Suite 500
The Woodlands, Texas 77380
Telephone (281) 297-3647

Former name and address:
ENTERGY LOUISIANA, INC.
(a Louisiana corporation)
4809 Jefferson Highway
Jefferson, Louisiana 70121

72-0245590
1-32718	ENTERGY LOUISIANA, LLC (a Texas limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 840-2734	75-3206126
0-320	ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000	64-0205830
0-5807	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Building New Orleans, Louisiana 70112 Telephone (504) 670-3674	72-0273040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 7.01. Regulation FD Disclosure

(Entergy Corporation)

The information in this Current Report on Form 8-K under Items 2.02 and 7.01, including exhibits 99.1 and 99.3, is being furnished, not filed, pursuant to Regulation FD.

On January 19, 2006, Entergy Corporation issued a public announcement, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

(Entergy Mississippi)

The information in this Current Report on Form 8-K under Item 2.02, including exhibit 99.2, is being furnished, not filed, pursuant to Regulation FD.

On January 19, 2006, Entergy Mississippi will distribute to certain investors a free writing prospectus. The free writing prospectus contains information regarding Entergy Mississippi's results of operations for the year ended December 31, 2005, the text of which is attached hereto as Exhibit 99.2.

Item 8.01. Other Events.

(Entergy Corporation, Entergy Gulf States, Entergy Louisiana Holdings, Entergy Louisiana, LLC, Entergy Mississippi, and Entergy New Orleans)

Entergy announced on January 19, 2006 its refined estimates of storm restoration and business continuity costs in connection with Hurricanes Katrina and Rita, as follows:
Company	Estimated Costs (U.S. $ in millions)
Entergy Gulf States - Louisiana jurisdiction	195
Entergy Gulf States - Texas jurisdiction	380
Entergy Louisiana Holdings and Entergy Louisiana, LLC	510
Entergy Mississippi	120
Entergy New Orleans	275
Other	20
Total	1,500

The above cost estimates do not include other potential incremental losses that cannot be estimated at this time or any offset for recovery initiatives being pursued, including insurance reimbursement, federal assistance, and recovery from the Federal Energy Regulatory Commission and local regulatory bodies.

In this Current Report on Form 8-K and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in these statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and negotiations and other proceedings at local and federal regulatory agencies, Entergy's ability to manage its operation and maintenance costs, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, the ability to hedge, sell power forward or otherwise reduce the market price risk associated with those facilities, the ability to meet credit support requirements, and the prices and availability of power Entergy must purchase for its utility customers, uncertainty regarding establishment of sites for spent nuclear fuel storage and disposal, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, general corporate ratings, and the rating agencies' ratings criteria, changes in environmental, tax, and other laws, the economic climate, changes in inflation, interest rates, and foreign currency exchange rates, changes in accounting standards, corporate governance, and security law requirements, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, volatility and changes in markets for electricity, natural gas, uranium, and other energy-related commodities, changes in utility regulation and in regulation of the nuclear industry, resolution of pending or future applications for license extensions or modifications of nuclear generating facilities, the potential effects of threatened or actual terrorism and war, the effects of Entergy's strategies to reduce tax payments, Entergy's ability to attract and retain talented management and directors, the effects of litigation and weather, and uncertainties associated with efforts to remediate the effects of Hurricanes Katrina and Rita and recovery of costs associated with restoration including Entergy's ability to obtain financial assistance from governmental authorities in connection with these storms, the outcome of the Chapter 11 bankruptcy proceeding of Entergy New Orleans, Inc. and the impact, if any, of this proceeding on other Entergy companies.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Release, dated January 19, 2006, issued by Entergy Corporation
99.2	Excerpt from Free Writing Prospectus of Entergy Mississippi, dated January 19, 2006.
99.3	Statement on Uses and Usefulness of Non-GAAP Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Gulf States, Inc.
Entergy Louisiana Holdings, Inc.
Entergy Louisiana, LLC
Entergy Mississippi, Inc.
Entergy New Orleans, Inc.

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: January 19, 2006